UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
EX-99.1
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Named Executive Officer

On November 13, 2018, LogMeIn, Inc. (the “Company”) announced the appointment of Marc van Zadelhoff as its Chief Operating Officer. Mr. Van Zadelhoff, age 46, has nearly 20 years of experience in strategy, venture capital, business development and marketing in the IT and security space, having most recently served as the General Manager of IBM Security, the enterprise security business unit of International Business Machines Corporation (“IBM”), from January 2016 to November 2018. Prior to his appointment as General Manager of IBM Security, Mr. Van Zadelhoff served IBM in a number of key strategic, product and marketing leadership roles from January 2007 to December 2015, including Vice President of Worldwide Strategy and Product Management, and was responsible for overall product management, budget and positioning for IBM’s entire global security portfolio. Prior to joining IBM, Mr. Van Zadelhoff served as the VP Marketing and Business Development at Consul Risk Management from January 2002 to January 2007. Mr. Van Zadelhoff has not served as a director of a public company during the past five years.

There are currently no arrangements or understandings between Mr. Van Zadelhoff and any other person pursuant to which Mr. Van Zadelhoff was selected as an executive officer. There are no family relationships between Mr. Van Zadelhoff and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Van Zadelhoff, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Van Zadelhoff will be entitled to an annual base salary in the amount of $500,000 and an annual cash bonus of up to $500,000. Mr. Van Zadelhoff’s eligible bonus payment for the calendar year 2018 will be based on the Company’s achievement of certain performance objectives and company goals and will be prorated according to his official start date of November 13, 2018. Mr. Van Zadelhoff will also receive a one-time sign-on bonus of $275,000, subject to taxes and applicable withholdings, within 30 days of his start date. If Mr. Van Zadelhoff voluntarily resigns or is terminated for cause within 12 months of his start date, he will be required to repay this sign-on amount on a pro-rated basis. It is also expected that Mr. Van Zadelhoff will be granted a restricted stock unit award under the Company’s Amended and Restated 2009 Stock Incentive Plan at the next regularly scheduled meeting of the Company’s Board of Directors.

A copy of the press release issued by the Company announcing Mr. Van Zadelhoff’s appointment as Chief Operating Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Names Marc van Zadelhoff as Chief Operating Officer,” issued by the Company on November 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: November 13, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary